CONTACTS:
Inhibitex, Inc. Russell H. Plumb Chief Executive Officer (678) 746-1136 rplumb@inhibitex.com	Lilian Stern (Investors) Stern Investor Relations, Inc. (212) 362-1200 lilian@sternir.com

FOR IMMEDIATE RELEASE

INHIBITEX HIV INTEGRASE INHIBITOR DATA PRESENTED AT 15TH ANNUAL CONFERENCE ON
RETROVIRUSES AND OPPORTUNISTIC INFECTIONS

ATLANTA, GA – February 7, 2008 — Inhibitex, Inc. (Nasdaq: INHX), a biopharmaceutical company focused on the development of novel antiviral agents, announced today that preclinical data relating to INH-001, one of several potential lead candidates from Inhibitex’s HIV integrase inhibitor program, were presented during this week’s 15th Annual Conference on Retroviruses and Opportunistic Infections (CROI), held February 3-6, 2008, in Boston, MA. Dr. Vasu Nair, Director of the University of Georgia Center for Drug Discovery and head of the Department of Pharmaceutical and Biomedical Sciences, presented data from several preclinical studies of INH-001, which in addition to its pharmacokinetic properties, demonstrated metabolic stability in vitro, multiple mechanisms of action and no significant inhibition of CYP450 proteins.

“We are very encouraged by the preliminary data from these early studies involving INH-001, as well as studies involving compounds from a second series within our integrase inhibitor program,” stated Dr. Joseph M. Patti, Chief Scientific Officer. “We continue to evaluate compounds from these series and anticipate completing our lead optimization efforts and selecting a lead clinical candidate from this program later this year.”

About Inhibitex’s HIV Integrase Inhibitors

Integrase inhibitors are an emerging class of antiretroviral agents that block the insertion of viral DNA into the host cell genome, thereby preventing further replication and the establishment of a latent proviral reservoir. By inhibiting a different molecular target than other classes of approved antiretroviral drugs, integrase inhibitors have the potential to treat patients with highly resistant strains of HIV.  Further, integrase-resistant strains have already emerged during treatment with the only currently approved integrase inhibitor, as well as others in advanced clinical development.  Inhibitex’s series of potent integrase inhibitors have previously been shown to inhibit both the strand transfer (ST) and 3’processing steps of HIV integrase and have the potential to possess antiviral activity against other known integrase-resistant strains of HIV.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the development of products that can treat or prevent serious infections. In addition to its HIV integrase inhibitor program, the Company’s anti-viral pipeline includes FV-100, which is being evaluated in Phase I clinical trials for the treatment of herpes zoster (shingles), a series of HCV polymerase inhibitors, and compounds active against cytomegalovirus (CMV). Further, Inhibitex also has licensed certain of its technologies to Wyeth for the development of staphylococcal vaccines and 3M for the development of diagnostics.

For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this press release, including those related to the potential for HIV integrase inhibitors to treat patients with highly-resistant strains of HIV; the potential for the Company’s HIV series of integrase inhibitors to be potent or active against known integrase-resistant HIV strains; and the potential for clinical development of the Company’s HIV integrase inhibitors are forward-looking statements. These intentions, expectations, or potential may not actually be achieved in the future and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including the risk that these compounds will not prove efficacious or be determined not to be safe in further clinical trials and other including risks and cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, or SEC, on March 16, 2007, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2007 as filed with the SEC on May 10, August 9, and November 9, 2007, respectively. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex® is a registered trademark of Inhibitex, Inc.

###